EXHIBIT 10.1

Form of September 26, 2019 Share Purchase Agreement

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of the __ day of ________, 2019, by and among Darkstar Ventures, Inc., a publicly-traded Nevada corporation, with an address at 7 Elizieri St., Jerusalem, Israel (the “Company”), and _______________, an individual/company, with an address at __________________________ (the “Investor”), and Samsara Luggage Inc., a Delaware corporation, with an address at One University Place, Suite 505, Hackensack, NJ 07601 (“Samsara”).

WHEREAS, the Company has entered into a merger agreement with Samsara whereby Samsara will merge with an into the Company, with the shareholders of Samsara to own 80% of the Company, post-merger, and the primary business activity of the Company to be the current business activity of Samsara (the “Merger Transaction”);

WHEREAS, the Company and Samsara require an infusion of funds in order to finance the proposed Merger Transaction and the operations of the Company following the Merger Transaction; and

WHEREAS, the Investor is willing to invest in the Company on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Purchase and Sale of Shares.

1.1 Share Purchase. The Investor shall purchase from the Company, and the Company shall issue to the Investor, ____________________________ (_________) shares of common stock of the Company (the “Purchased Shares”), at a price per share equal to 0.0024 U.S. Dollars (US$0.0024) (the “Price Per Share”), corresponding to a pre-money fully-diluted company valuation of Five Million U.S. Dollars (US$5,000,000), for an aggregate purchase price equal to _______________ U.S. Dollars (US$________) (the “Purchase Price” and the “Transaction”).

1.2 Grant of Warrant. The Company shall grant to the Investor a warrant to purchase _________ (____) shares of common stock of the Company (the “Warrant”), at an exercise price equal to 0.0048 U.S. Dollars (US$0.0048) per share (the “Warrant Exercise Price”), corresponding to a pre-money, fully-diluted company valuation of Ten Million U.S. Dollars (US$10,000,000). The exercise period for the Warrant shall extend for one (1) year from the date of grant (the “Warrant Exercise Period”).

1.3 Post-Merger Transaction Capitalization. The parties acknowledge and agree that for purposes of their respective share ownership percentages in the Company, this Transaction and the grant of the Warrant shall be treated, for purposes of dilution, as if the Merger Transaction has already occurred. More specifically, the current shareholders of the Company shall be deemed to own 20% of the Company and the shareholders of Samsara shall be deemed to own 80% of the Company at the time of Closing. Accordingly, this Transaction and the grant of the Warrant shall dilute both the current shareholders of the Company and the shareholders of Samsara upon consummation of the Merger Transaction.

2. Closing

2.1 The closing of the purchase and sale of the Purchased Shares and the grant of the Warrant (the “Closing”) shall take place within _____ (__) business days of the Effective Date, or on such other date as the parties shall mutually agree upon (the “Closing Date”).

2.2 At the Closing, the following transactions shall occur, which transactions shall be deemed to take place simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered:

(a) The Investor shall wire the Purchase Price by electronic wire transfer to the bank account of Samsara:

Bank:	IDB Bank, 511 5th Avenue, New York, NY 10017
Account Name:	SAMSARA LUGGAGE INC
Account Number:	1320372
Routing Number:	026009768
Swift Code:	IDBYUS33

(b) Against receipt of the Purchase Price, the Company shall issue and deliver to the Investor:

(i) the Purchased Shares (as evidenced by duly and validly issued share certificate(s) of the Company for the Purchased Shares); and

(ii) the Warrant.

3. Information on the Company

The Investor has been furnished with or has had access at the EDGAR Website of the SEC to the Company’s Form 10-Q filed on March 9, 2019 for the quarter ended January 31, 2019, the Company’s Form 10-Q filed on December 14, 2018 for the quarter ended October 31, 2018, and the Company’s Form 10-K filed on November 16, 2018, and the audited financial statements included therein, for the year ended July 31, 2018, (the “Reports”).

4. Representations, Warranties and Covenants of the Company

The Company hereby represents, warrants and covenants as follows:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as it is now being conducted.

4.2 Authorization, Enforceability. (i) The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company’s Board of Directors and further consent or authorization of the Company by its Board of Directors is not required; and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

4.3 Issuance of the Purchased Shares. The Purchased Shares to be issued, sold and delivered by the Company hereunder, when so issued, sold and delivered, will be duly and validly issued, fully paid and nonassessable and will be issued in reliance upon applicable exemptions from the registration and qualification provisions of all applicable securities laws of the United States and each state whose securities laws may be applicable thereto. All Purchased Shares will be issued free of any preemptive or similar right and free and clear of any claim, lien, security interest or other encumbrance. Assuming the accuracy of the Investor’s representations and warranties hereunder, the issuance to the Investor of the Purchased Shares will be exempt from the registration requirements of the Securities Act and will be made in reliance upon applicable exemptions from the registration and qualification provisions of all applicable state securities laws.

4.4 Current in its Filings. The Company is current in the filing of all forms or reports with the SEC, and is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

4.6 At the date hereof and at the Closing Date:

(a) 27,200,000 shares of common stock of the Company are eligible to trade and be quoted on, and are quoted on, the Pink Current Information market maintained by OTC Markets Group, Inc. (the “OTC”) and the Company has received no notice or other communication indicating that such eligibility is subject to challenge or review by the any applicable regulatory agency, electronic market administrator, or exchange;

(b) the Company has and shall have performed or satisfied all of its undertakings to, and its obligations and requirements with, the SEC; and

(c) the Company has not taken any action that would preclude, or otherwise jeopardize, the inclusion of the Company’s common stock for quotation on the OTC.

4.7 Financial Statements. The audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the Reports, fairly present the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Company at the respective dates and for the respective periods to which they apply; and all audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, filed with the SEC as part of the Reports, comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect hereto when filed, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC) and fairly present, subject in the case of the unaudited financial statements, to customary year-end audit adjustments, the financial position of the Company as at the dates thereof and the results of its operations and cash flows. The procedures pursuant to which the aforementioned financial statements have been audited are compliant with generally accepted auditing standards. The selected and summary financial and statistical data included in the Reports present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the Reports. The Company has no off-balance sheet arrangements. The Company is not subject to any material liabilities or obligations of the type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles that is not adequately reflected or reserved on or provided for in the financial statements.

4.8 Indebtedness. Except as set forth in the Company’s financial statements forming part of the Reports, the Company has no liability of any nature, accrued or contingent, including, without limitation, liabilities to customers or suppliers, other than liabilities incurred in the ordinary course of business.

4.9 Litigation. There is not any pending or, to the best of the Company’s knowledge any threatened, action, suit, claim or proceeding against the Company, or any of the Company’s officers or any of the respective properties, assets or rights of the Company, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over the Company’s officers or the properties of the Company, or otherwise that (i) is reasonably likely to result in any material adverse change in the business, prospects, financial condition or results of operations of the Company or might materially and adversely affect its properties, assets, liabilities, or rights taken as a whole, (ii) might prevent consummation of the transactions contemplated by this Agreement, or (iii) alleging violation of any Federal or state securities laws.

5. Representations, Warranties, Acknowledgments, of the Investor

The Investor hereby represents, warrants, acknowledges, understands and agrees (as the case may be) to the following:

5.1 Authorization. The Investor has full power and authority to enter into this Agreement, and the Agreement has been duly executed by the Investor, and such authorization constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms.

5.2 The Purchased Shares Are Not Registered. The Investor hereby acknowledges that the Purchased Shares will not be issued by the Company pursuant to a registration statement under the Securities Act, and therefore the Investor may be required to hold the Purchased Shares for an indeterminate period. The Purchased Shares are issued pursuant hereto in reliance upon a specific exemption from the registration requirement of the Securities Act which depends, in part, upon the accuracy of the representations, warranties, and agreements of the Investor set forth in this Agreement.

5.3 Investment Intent. The Investor is acquiring the Purchased Shares for the Investor’s own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, which resale, distribution or fractionalization would violate the Securities Act. The Investor agrees that a legend to the foregoing effect may be placed upon any and all certificates issued representing the Purchased Shares. Further, the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Purchased Shares, for which the Investor is purchasing. The Investor acknowledges that he has been afforded the opportunity to ask questions of, and to obtain any information from, the Company and the Board of Directors as he or she deems necessary to determine the suitability and advisability of, and the merits and risk of, investing in the Company pursuant hereto.

5.4 Risk. The Investor is aware that: (i) investment in the Company involves a high degree of risk, may result in a lack liquidity, and places substantial restrictions on transferability of interest; and (ii) no Federal or state agency has made any finding or determination as to the fairness for investment by the public, nor has made any recommendation or endorsement, of the Purchased Shares.

5.5 Financial Ability. The Investor has sufficient financial resources available to support the loss of all or a portion of Investor’s investment in the Company, has no need for liquidity in the investment in the Company, and is able to bear the economic risk of the investment. The Investor is sophisticated and experienced in investment matters, and, as a result, is in a position to evaluate an investment in the Company.

5.6 Regulation S Exemption. The Investor is not a U.S. Person, and the Investor understands that that the Purchased Shares are being offered and sold to him in reliance on an exemption from the registration requirements of United States federal and the state securities laws under Regulation S promulgated under the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of the Investor to determine the applicability of such exemptions and the suitability of the Investor to acquire the Purchased Shares.

5.7 Legend. The certificates representing the Purchased Shares shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

6. Miscellaneous.

6.1 Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

6.2 This Agreement shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof.

6.3 Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

6.4 This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede any prior agreement, understand or contract, written or oral, with respect to the subject matter hereof and thereof.

6.5 No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

6.6 If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

6.7 This Agreement may be executed in counterparts.

IN WITNESS WHEREOF the parties have signed this Subscription Agreement in one or more counterparts as of the date first hereinabove set forth.

The Company	The Investor

Name:	Name:
Title:	Title:
Date:	Date:

Samsara

Name:
Title:
Date: